Exhibit 10.3

Equity Pledge Agreement

Inner Mongolia YanGuFang Whole Grain Nutrition Health Industry Technology Co., Ltd.,

Inner Mongolia YanGuFang Ecological Agriculture Technology (Group) Co., Ltd.

and

[           ]

This Equity Pledge Agreement (this “Agreement”) is entered into on December 20, 2020 by and among:

1.	Inner Mongolia YanGuFang Whole Grain Nutrition Health Industry Technology Co., Ltd., a limited liability company duly incorporated and existing under the laws of the People’s Republic of China (the “PRC”), with its address at Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd., Zone E, Jinsanjiao Development Zone, Wuchuan County, Hohhot City, Inner Mongolia Autonomous Region, PRC (the “Pledgee”);

2.	Inner Mongolia YanGuFang Ecological Agriculture Technology (Group) Co., Ltd., a limited liability company duly incorporated and existing under the laws of the PRC, with its address at Room 201, Yangufang Whole Grain Ecological Science and Technology Park, Zone E, Jinsanjiao Development Zone, Wuchuan County, Hohhot City, Inner Mongolia Autonomous Region, PRC (the “Pledgor”);

3.	[ ], a limited liability company duly incorporated and existing under the laws of the PRC, with its address at [ ], PRC (the “Domestic Company”).

The Pledgee, the Pledgor and the Domestic Company shall be hereinafter referred to as the “Parties” collectively, and each as a “Party” respectively.

Whereas

1	The Domestic Company is a company registered in the PRC. The Pledgor holds 100% of the equity interests of the Domestic Company (as set forth in the capital contribution certificate attached in Appendix I).

2	The Pledgee and the Domestic Company entered into an exclusive technology development, consulting and services agreement dated December 20, 2020 (the “Service Agreement”).

3	The Pledgee, the Pledgor and the Domestic Company entered into an exclusive option agreement dated December 20, 2020 (the “Exclusive Option Agreement”).

4	The Pledgor executed a power of attorney dated December 20, 2020 (the “Power of Attorney”).

5	To ensure that the Pledgor and the Domestic Company dully perform the Service Agreement and/or Exclusive Option Agreement, and that the Pledgee can receive the technology development, consulting and service fees in accordance with the Service Agreement from the Domestic Company, the Pledgor pledges to the Pledgee all the equity interests it holds in the Domestic Company as security for the technology development, consulting and service fees under the Service Agreement. The Domestic Company hereby confirms the rights and obligations of the Pledgor and the Pledgee under this Agreement and undertakes to provide necessary assist to register the Pledge with the relevant government authorities.

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Through mutual discussion, the Parties have reached a consensus on the Pledge. For the purpose of the clarification of the rights and obligations of the Parties, the Parties enter into this Agreement for mutual compliance.

1.	Definitions

Unless otherwise provided in this Agreement, the terms below shall have the following meanings:

(1)	Pledge: means all contents set forth in Section 2 herein.

(2)	Pledged Equity Interests: means all the equity interests in the Domestic Company legally held and to be held by the Pledgor (regardless of whether the shareholding changes in the future), representing in aggregate 100% of all the equity interests in the Domestic Company.

(3)	Term of Pledge: means the term set forth in Section 3 of this Agreement.

(4)	Event of Default: means any of the events set forth in Section 7 of this Agreement.

(5)	Notice of Default: means a notice of an Event of Default issued by the Pledgee in accordance with this Agreement.

2.	Pledge

(1)	The Pledgor shall pledge all the equity interests of the Domestic Company held or to be held by the Pledgor in favor of the Pledgee, for the security of the Pledgee’s receipt of the technology development, consulting and service fees under the Service Agreement (whether payable due to the due date, the demand for early collection or other reasons).

(2)	The “Pledge” means the right of the Pledgee to be compensated on a preferential basis with any proceeds received from transfer of equity interests, auction or sale of the Pledged Equity Interests.

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3.	Term of Pledge

(1)	This Agreement shall become effective upon execution, and the Pledge hereunder shall become effective upon the date when it is recorded on the register of shareholders (attached as Appendix II) and registered with relevant registration authorities. The Term of Pledge and the term of this Agreement are the same.

(2)	During the Term of Pledge, if the Domestic Company fails to pay the technology development, consulting and service fees in accordance with the provisions of the Service Agreement, the Pledgee has the right but no obligation to dispose of the Pledge in accordance with this Agreement and the provisions of relevant laws of the PRC.

4.	Custody of Certificate of Pledge

(1)	During the Term of Pledge provided herein, the Domestic Company shall, and the Pledgor shall or shall cause the Domestic Company to, execute the capital contribution certificate and the register of shareholders attached hereto, and deliver the abovementioned documents to the Pledgee for custody (including the delivery of new capital contribution certificate and register of shareholders upon any change to the shareholding in the future). The Domestic Company and the Pledgor shall within five (5) business days from the execution of this Agreement or the completion of the registration of change of the shareholding (in case of any change of the shareholding) deliver original of the abovementioned capital contribution certificate and register of shareholders to the Pledgee.

(2)	The Pledgee shall have the right to collect all cash returns such as dividends and all non-cash returns arising from the Pledged Equity Interests from the date of this Agreement.

5.	Representations and Warranties of Pledgor and the Domestic Company

The Pledgor and the Domestic Company hereby jointly represent and warrant to the Pledgee as follows:

(1)	The Pledgor has full power to execute this Agreement and perform the obligations hereunder, and the provisions of this Agreement constitute legal, valid and binding obligations of the Pledgor.

(2)	The Domestic Company has full corporate power and authority to execute this Agreement and perform the obligations hereunder, and the provisions of this Agreement constitute its legal, valid and binding obligations.

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(3)	The execution, delivery and performance of this Agreement and any relevant agreement will not violate due to term and/or the occurrence of any action or event or any other reason:

(a)	any establishment documents of the Domestic Company;

(b)	any laws with which the Pledgor and the Domestic Company shall comply; or

(c)	any provisions and their obligations in any contract, agreement, memorandum and other written or oral document executed by the Pledgor and the Domestic Company and in effect.

(4)	The Pledgor is the legal owner of the Pledged Equity Interests.

(5)	In no case will the Pledgee’s exercise its right as a Pledgee be intervened by any other party.

(6)	The Pledgee has the right to dispose of and transfer the Pledge in accordance with this Agreement.

(7)	The Pledgor has not created any other pledge or any third party right on the Pledged Equity Interests except for the right of the Pledgee.

(8)	There is no pending dispute or litigation related to the equity interests of the Domestic Company.

6.	Covenants of Pledgor

(1)	The Pledgor covenants to the Pledgee that during the term of this Agreement, the Pledgor shall:

(a)	save for the transfer of the equity interests to the Pledgee or its nominee pursuant to the Exclusive Option Agreement, without prior written consent by the Pledgee, not transfer any equity interest directly or indirectly in any manner, and not create or permit the existence of any pledge or any other encumbrance or other dispose of the equity interests that may affect the rights and interests of the Pledgee;

(b)	comply with and exercise in accordance with all laws and regulations applicable to the Pledge, and within five (5) business days of the receipt of any notice, instruction or recommendation issued or made by relevant competent authorities, produce to the Pledgee and comply with the abovementioned notice, instruction or recommendation, or make objections and statements upon reasonable request or with consent of the Pledgee;

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(c)	promptly notify the Pledgee of any event or notice received that may have an impact on the Pledgor’s right over the equity interests or any part thereof, and any event or notice received that may change the warranties and obligations of the Pledgor under this Agreement or have an impact on the performance of the Pledgor’s obligations under this Agreement.

(2)	The Pledgor undertakes to the Pledgee that for the purpose of protecting or perfecting the security by this Agreement of the technology development, consulting and service fees under the Service Agreement, the Pledgor will execute in good faith, and procure other parties who have an interest in the Pledge to execute all certificates, deeds and/or perform and procure other parties who have an interest in the Pledge to perform actions required by the Pledgee, facilitate the exercise by the Pledgee of its right and authorization granted thereto by this Agreement, and enter into all relevant documents regarding the ownership of the equity interest with the Pledgee or its nominee(s) (natural/legal persons), and provide the Pledgee with all notices, orders and decisions it considers necessary within a reasonable time.

(3)	The Pledgor undertakes to the Pledgee that it will comply with and perform all warranties, covenants, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its warranties, covenants, agreements, representations or conditions, the Pledgor shall indemnify the Pledgee against all losses resulting therefrom.

(4)	The Pledgor undertakes to the Pledgee that upon the date of this Agreement, the Pledgor and the Domestic Company shall record the Pledge on the register of shareholders of the Domestic Company, and the Pledgor shall complete, and procure the Domestic Company to complete the registration of the Pledge to relevant registration authorities within sixty (60) days from the date of this Agreement.

7.	Event of Default

(1)	The following events shall be deemed an Event of Default:

(a)	that the Domestic Company fails to timely and fully perform any obligations under the Service Agreement, including but not limited to the failure to fully pay the payable technology development, consulting and service fees under the Service Agreement by the Domestic Company, or the action in breach of any other obligations hereunder;

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(b)	that any representation or warranty made by the Pledgor and the Domestic Company in Section 5 herein is materially misleading or false, and/or the Pledgor and the Domestic Company are in breach of any representation and warranty in Section 5 herein;

(c)	that the Pledgor is in breach of any covenant provided in Section 6;

(d)	that the Pledgor is in breach of any provisions herein;

(e)	save as provided in Section 6(1)(a) herein, that the Pledgor loses the Pledged Equity Interests for any reason or transfer or intend to transfer the Pledged Equity Interests without written consent from the Pledgee;

(f)	that any borrowings, security, compensation, commitments or other liabilities of the Pledgor (1) are required to be early repaid or performed due to a breach; or (2) are due but unable to be repaid or performed, which leads the Pledgee to believe that the ability of the Pledgor to perform the obligations herein has been affected;

(g)	that the Pledgor is unable to repay their general debts or any other indebtedness which leads the Pledgee to believe that the ability of the Pledgor to perform the obligations herein has been affected;

(h)	that this Agreement becomes illegal or the Pledgor is unable to continue with the performance of their obligations under this Agreement due to promulgation of relevant laws;

(i)	that any consents, permits, approvals or authorizations of governmental authorities necessary for the enforceability, legality or validity of this Agreement are withdrawn, suspended, void or materially changed;

(j)	that any adverse change to the assets owned by the Pledgor, which leads the Pledgee to believe that the ability of the Pledgor to perform the obligations herein has been affected;

(k)	that the successor or trustee of the Domestic Company is only able to partially perform or refuse to perform its payment obligation under the Service Agreement;

(l)	other circumstances under which the exercise of the Pledgee’s rights are prohibited by the applicable laws and regulations.

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(2)	Upon knowledge or discovery of the occurrence of any of the aforementioned events or any events that may lead to the abovementioned events in Section 7(1), the Pledgor shall immediately notify the Pledgee in writing. The Pledgee has the right to demand the Pledgor to rectify the Event of Default.

(3)	Unless the Event of Default set forth in Section 7(1) has been completely rectified to the Pledgee’s satisfaction, the Pledgee may issue a notice of default to the Pledgor in writing upon the occurrence of such Event of Default or at any time thereafter, demand the Pledgor to immediately pay all outstanding amounts under the Service Agreement and other amounts payable, or inform the Pledgor its exercise of the Pledgee’s Rights in accordance with Section 8 of this Agreement.

8.	Exercise of Pledge

(1)	Prior to full payment of the technology development, consulting and service fees set forth in the Service Agreement, without the written consent of the Pledgee, the Pledgor shall not:

(a)	transfer any equity interests held by them for any reason in any manner;

(b)	transfer the Pledge.

(2)	The Pledgee shall issue a written Notice of Default to the Pledgor when exercising the Pledge.

(3)	Subject to the provisions in Section 7(3), the Pledgee may exercise the right to dispose of the Pledge concurrently with or at any time after the issuance of the Notice of Default in accordance with Section 7(3). The Pledgor ceases to have any right and interest related to the equity interests of the Domestic Company upon the Pledgee’s decision to exercise the right to dispose of the Pledge.

(4)	The Pledgee has the right, in accordance with legal procedures, to transfer all or part of the equity interests under this Agreement, or be compensated in priority with the proceeds from the sale or auction of such equity interests, until the outstanding technology development, consulting and service fees and any other payables are fully paid. To the extent permitted by laws of the PRC, the Pledgee is not required to pay the Pledgor any of the proceeds of disposal. The Pledgor hereby waives any right it may have for the proceeds of disposal of the Pledged Equity Interests against the Pledgee, and the Pledgor shall bear no obligations with respect to the loss suffered by the Pledgee after the disposal of the Pledged Equity Interests.

(5)	When the Pledgee exercises the Pledge in accordance with this Agreement, the Pledgor and the Domestic Company shall not hinder, and shall provide necessary assistance for the realization of the Pledge by the Pledgee.

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9.	Assignment

(1)	Without prior consent by the Pledgee, the Pledgor shall not grant or transfer its rights and obligations under this Agreement.

(2)	This Agreement shall be binding on the Pledgor and its successors and permitted assignees, and shall apply to the Pledgee and each of its successors and assignees.

(3)	The Pledgee may assign all or any of its rights and obligations under the Service Agreement to its designated person(s) (natural/legal persons) at any time, in which case the assignees shall have the rights and obligations of the Pledgee under this Agreement, as if it were the original party to this Agreement. When the Pledgee assigns the rights and obligations under the Service Agreement, upon request of the Pledgee, the Pledgor shall execute all relevant agreements and/or documents in connection with such assignment.

(4)	After the change of the Pledgee due to the assignment, upon the request of the Pledgee, the new parties shall execute a new pledge agreement, and complete the change registration with the relevant registration authorities.

(5)	The Pledgor shall strictly comply with the provisions of this Agreement and other relevant agreements entered into by any Party or the Parties or jointly, including the Exclusive Option Agreement and the Power of Attorney issued to the Pledgee, and perform the obligations thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Unless with the written instructions of the Pledgee, the Pledgor shall not exercise any of their remaining rights in respect of the Pledged Equity Interests.

10.	Termination

This Agreement shall terminate upon the full payment of the technology development, consulting and service fees and the complete performance of all obligations by the Domestic Company under the Service Agreement. The Pledgee shall, within a reasonable period, terminate this Agreement and assist the Pledgor in registering the release of the Pledge.

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11.	Charges and Other Expenses

(1)	All fees and actual expenditures in connection with this Agreement, including but not limited to legal fees, processing fees, stamp duties and any other taxes and expenses, shall be borne by the Domestic Company. Where the Pledgee is required by law to pay for any relevant taxes and charges, the Domestic Company shall reimburse the Pledgee in full such taxes and charges so paid.

(2)	In the event that the Domestic Company fails to pay any taxes or expenses payable by it in accordance with the provisions herein or for any reason whatsoever which has to be recovered by the Pledgee by any means, the Domestic Company shall bear all expenses so incurred (including without limitation all taxes, administrative charges, management fees, legal costs, lawyer’s expenses and all insurance costs for the disposal of the Pledged).

12.	Force Majeure

(1)	In case the performance of this Agreement is delayed or interrupted by a Force Majeure Event, the Party affected by the Force Majeure Event shall not be held liable under this Agreement to the extent of such delay or interruption.

(2)	“Force Majeure Event” means any event beyond reasonable control of one Party and cannot be prevented with reasonable care of the Party so affected, including without limitation, governmental action, acts of nature, fire, explosion, geographic changes, typhoon, flood, earthquake, tide, lightning or war. However, any shortage of credit, capital or financing shall not be regarded as an event beyond reasonable control of the Party.

(3)	The affected Party who is claiming to be exempted from its failure of fulfilling the obligations under this Agreement or any provisions hereunder by a Force Majeure Event shall as soon as practicable notify the other Party of such exemption and the necessary steps to be taken for the fulfillment of such obligations.

(4)	The Party affected by a Force Majeure Event shall not be held liable under this Agreement provided that the Party so affected shall make all reasonable efforts to reduce the loss of the other Parties and the Party seeking exemption shall only be exempted from the obligations to the extent of the failure of performance due to the Force Majeure Event. Upon the end of the Force Majeure Event, the Parties agree to resume the performance of the obligations under this Agreement with their best efforts.

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13.	Dispute Resolution

(1)	This Agreement shall be governed by and interpreted in accordance with laws of the PRC.

(2)	In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall resolve the dispute through friendly negotiations. In the event that the Parties fail to reach an agreement on the dispute within thirty (30) days after any Party’s written request to the other Parties for dispute resolution through negotiations, any Party may submit the relevant dispute to Shanghai Arbitration Commission for arbitration, in accordance with its arbitration rules then in effect. The language for the arbitration is Chinese. The arbitration award shall be final and binding to all Parties.

(3)	In the event of any dispute with respect to the construction and performance of this Agreement or during the arbitration of any dispute, the Parties hereto shall exercising other rights and performing other obligations under this Agreement other than the issue in dispute.

14.	Notices

Unless otherwise notified in writing of any change to the following addresses, all notices pursuant to this Agreement shall be delivered to the following addresses by hand or registered mail. The notice shall be deemed to be duly served on the date of acknowledgment receipt if sent by registered mail, and the date when it is sent if sent by hand:

Party A: Inner Mongolia YanGuFang Whole Grain Nutrition Health Industry Technology Co., Ltd.

Address: Yangufang Group, 3rd Floor, Building 3, 33 Suhong Road, Shanghai

Tel: 18016396660

Attention: He Junguo

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Party B: Inner Mongolia YanGuFang Ecological Agriculture Technology (Group) Co., Ltd.

Address: Yangufang Group, 3rd Floor, Building 3, 33 Suhong Road, Shanghai

Tel: 18016396660

Attention: He Junguo

Party C: [           ]

Address: [           ]

Tel: [           ]

Attention: [           ]

15.	Appendices

The Appendices of this Agreement shall constitute an integral part of this Agreement.

16.	Severability

(1)	In the event that any provision of this Agreement is held invalid or unenforceable due to unconformity with relevant laws, such provisions shall become invalid or unenforceable only to the extent under such applicable laws and the legal effect of the remaining provisions hereunder shall not be affected.

(2)	If the Service Agreement is held invalid for any reason, the legal effect of this Agreement is not affected. When the Domestic Company fails to perform the secured liabilities, the Pledgee shall have the right to exercise the Pledged Equity Interests in accordance with this Agreement.

17.	Effectiveness

(1)	This Agreement and any amendments, supplements or variations shall be made in writing and come into effect upon signing and stamping by the Parties hereto.

(2)	This Agreement is made in Chinese in three (3) copies. Each Party shall have one copy with the same effect.

[The remainder of this page is intentionally left blank]

Equity Pledge Agreement	11

[Signature Page]

Inner Mongolia YanGuFang Whole Grain Nutrition Health Industry Technology Co., Ltd. (Seal)

By:
Name:	He Junguo
Title:	Legal representative

Inner Mongolia YanGuFang Ecological Agriculture Technology (Group) Co., Ltd. (Seal)

By:
Name:	He Junguo
Title:	Legal representative

[ ] (Seal)

By:
Name:	[ ]
Title:	Legal representative

Signature Page to Equity Pledge Agreement

Appendix I

Capital Contribution Certificate of

[           ]

(7) Company Name	[ ]
(8) Date of Establishment	[ ]
(9) Registered Capital	[ ]
(10) Shareholder Name	Inner Mongolia YanGuFang Ecological Agriculture Technology (Group) Co., Ltd.
(11) Contribution Amount	[ ]
(12) Shareholding Percentage	100%

It is hereby certified that Inner Mongolia YanGuFang Ecological Agriculture Technology (Group) Co., Ltd. has subscribed a capital contribution of RMB[           ], and holds 100% of the equity interests of [          ] In accordance with the equity pledge agreement dated December 20, 2020, all such 100% of the equity interests have been pledged to Inner Mongolia YanGuFang Whole Grain Nutrition Health Industry Technology Co., Ltd., and shall be registered with relevant registration authorities.

[ ] (Seal)

By:
Name:	He Junguo
Title:	Legal Representative
Date:	December 20, 2020

Appendix I

Appendix II

Register of Shareholders of [           ]

Name of Shareholder	ID Card Number/Unified Social Credit Code	Shareholding Percentage	Contribution (RMB)	Pledge Registration
Inner Mongolia YanGuFang Ecological Agriculture Technology (Group) Co., Ltd.	[ ]	100%	[ ]	Pledged to Inner Mongolia YanGuFang Whole Grain Nutrition Health Industry Technology Co., Ltd.

[ ] (Seal)

By:
Name:	[ ]
Title:	Legal Representative
Date:	December 20, 2020

Appendix II